Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-197635 and 333-202407) and on Form S-8 (Nos. 333-219733, 333-174738, 333-171518, 333-195698, 333-130962, 333-171882 and 333-185731) of Hancock Holding Company of our report dated February 26, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 26, 2018